Exhibit 99.1

ACTIVE Network to be Acquired by Vista Equity Partners

ACTIVE Network Stockholders to Receive $14.50 per Share in Cash in Transaction Valued at Approximately $1.05 Billion

SAN DIEGO, CALIF. – September 30, 2013 – ACTIVE Network (NYSE: ACTV), the leader in cloud-based Activity and Participant Management™ (APM) solutions, today announced that it has entered into a definitive agreement to be acquired by Vista Equity Partners (“Vista”), a leading private equity firm focused on investments in software, data and technology-enabled businesses, in an all cash transaction valued at approximately $1.05 billion.

Under the terms of the agreement Vista will commence a tender offer to acquire all of the outstanding shares of ACTIVE’s common stock for $14.50 per share in cash, representing a premium of approximately 111% to ACTIVE’s year to date average closing stock price. The ACTIVE Board of Directors unanimously recommends that ACTIVE stockholders tender their shares in the tender offer.

“This announcement represents a very positive event for our stockholders and allows ACTIVE to build on its success to date,” said Jon Belmonte, Interim CEO of ACTIVE Network. “We believe the partnership with Vista will position us to execute on our strategy and further enhance our industry leadership. For our customers, we will continue to focus on delivering the strongest product offerings through our advanced technology platform,” concluded Mr. Belmonte.

“ACTIVE Network’s leadership position in cloud-based Activity and Participant Management™ (APM) solutions make it a highly attractive investment for us,” said Robert F. Smith, CEO and founder of Vista Equity Partners. “We are looking forward to working with the ACTIVE team and continuing to drive the next phase of ACTIVE’s growth.”

Any shares not tendered in the offer will be acquired in a second-step merger at the same cash price as paid in the tender offer. Closing of the transaction is conditioned upon, among other things, satisfaction of a minimum tender condition, expiration or termination of any waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, receipt of funding under Vista’s financing agreements and other customary closing conditions. ACTIVE expects the transaction to close before the end of the fourth quarter of 2013. Upon the completion of the transaction, ACTIVE will become a privately held company.

Citi is serving as financial advisor to ACTIVE. BofA Merrill Lynch is serving as financial advisor to Vista. DLA Piper LLP (US) is acting as ACTIVE’s legal advisor. Kirkland & Ellis LLP is acting as Vista’s legal advisor. BofA Merrill Lynch, RBC Capital Markets, and BMO Capital Markets Corp. have agreed to provide debt financing in connection with the transaction.

For further information regarding the terms and conditions contained in the definitive merger agreement, please see ACTIVE’s Current Report on Form 8-K, which will be filed in connection with this transaction.

ACTIVE Network plans to release its third quarter earnings after market close on Wednesday, October 30, 2013 and does not intend to hold a conference call to discuss earnings given the announced sale of the company.

About ACTIVE Network

ACTIVE Network is the leading provider of Activity and Participant Management™ solutions. Our technology platform makes managing and operating all types of activities, events and organizations smarter and more efficient. We power over 55,000 global customers and build leading vertical technology applications for the markets we serve. Our leading ACTIVE Works cloud platform scales with our customers, large and small. ACTIVE Network was founded in 1999, is headquartered in San Diego, California, and has offices worldwide. For more information, please visit: http://www.activenetwork.com or follow us @ACTIVENetwork.

About Vista Equity Partners

Vista Equity Partners, a U.S. based private equity firm with offices in San Francisco, Chicago and Austin, currently invests over $7 billion in capital committed to dynamic, successful technology-based organizations led by world-class management teams with long-term perspective. Vista is a value-added investor, contributing professional expertise and multi-level support towards companies realizing their full potential. Vista’s investment approach is anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions, and proven management techniques that yield flexibility and opportunity in private equity investing. For further information please visit www.vistaequitypartners.com.

Notice to Investors

The tender offer for the outstanding common stock of ACTIVE referred to in this press release has not yet commenced. This press release is not an offer to purchase or a solicitation of an offer to sell shares of ACTIVE’s common stock. The solicitation and the offer to purchase shares of ACTIVE’s common stock will only be made pursuant to an offer to purchase and related materials that Vista intends to file with the Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, Vista will file a Tender Offer Statement on Schedule TO with the SEC, and at the same time or soon thereafter ACTIVE will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. STOCKHOLDERS OF ACTIVE ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available), at the SEC’s web site at www.sec.gov or by contacting the investor relations department of ACTIVE at 10182 Telesis Court, San Diego, California 92121, by telephone at (858) 964-3834 or by email at PR@ACTIVEnetwork.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements with respect to the tender offer and related transactions, including the benefits expected from the acquisition and the expected timing of the completion of the transaction. When used in this press release, the words “can,” “will,” “believes,” “intends,” “expects,” “is expected,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Such statements are based on a number of assumptions that could ultimately prove inaccurate, and are subject to a number of risks, including uncertainties regarding the timing of the closing of the transaction, uncertainties as to the number of ACTIVE stockholders who may tender their stock in the tender offer, the possibility that various closing conditions for the transaction may not be satisfied or waived, and general economic and business conditions. ACTIVE does not assume any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law. Factors that could cause actual results of the tender offer to differ materially include the following: the risk of failing to obtain any regulatory approvals or satisfy conditions to the transaction, the risk that Vista is unable to obtain adequate financing, the risk that the transaction will not close or that closing will be delayed, the risk that ACTIVE’s business will suffer due to uncertainty related to the transaction, the competitive environment in ACTIVE’s industry and competitive responses to the transaction. Further information on factors that could affect ACTIVE’s financial results is provided in documents filed by ACTIVE with the SEC, including ACTIVE’s most recent filings on Form 10-Q and Form 10-K.

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Media Contact:	Investor Contact:

Kristin Carroll, ACTIVE Network	Brinlea Johnson, The Blueshirt Group
Kristin.Carroll@ACTIVEnetwork.com	Brinlea@BlueshirtGroup.com
1-858-964-3834	1-212-331-8424

Allise Furlani, The Blueshirt Group
Allise@BlueshirtGroup.com
1-212-331-8433